AMENDMENT TO THE SERVICE AGREEMENT

between

FILEPOINT EDGAR SERVICES, LLC and STERLING CAPITAL FUNDS

This Amendment to the Service Agreement (the “Amendment”) is made and entered into as of October 6, 2026 (the “Effective Date”), by and between FilePoint EDGAR Services, LLC, a limited liability company formed under the laws of the State of North Carolina (“FilePoint”), and Sterling Capital Funds (the “Trust”), on behalf of its series listed hereto on Exhibit C (each a “Fund”, and, collectively, the “Funds”), a trust company formed under the laws of the Commonwealth of Massachusetts (“Client”).

WITNESSETH THAT:

WHEREAS, Client and FilePoint entered into the Agreement dated December 8, 2025 (the “Original Agreement”); and

WHEREAS, the Client and FilePoint desire to amend the Original Agreement with respect to Exhibit C.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Agreement as set forth below.

1. Exhibit C is hereby amended by deleting the exhibit in its entirety and replacing it with the following:

Exhibit C

LIST OF FUNDS

Sterling Capital Ultra Short Duration Bond ETF*
Sterling Capital Short Duration Bond ETF*
Sterling Capital National Municipal Bond ETF
Sterling Capital Multi-Strategy Income ETF
Sterling Capital Equity Premium Income ETF
Sterling Capital Enhanced Core Bond ETF**

Sterling Capital AI Leaders ETF

Sterling Capital BDC Income ETF

Sterling Capital Macro-Led International Equity ETF

Sterling Capital Large Cap Value Focused Factor ETF (formerly SC Behavioral LCV Fund)

Sterling Capital Small Cap Value Focused Factor ETF (formerly SC Behavioral SCV Fund)

Sterling Capital Small Cap Value ETF (formerly SC SCV Fund)

Sterling Capital North Carolina Intermediate Tax-Free ETF (formerly SC North Carolina Intermediate Tax-Free Fund)

Sterling Capital Virginia Intermediate Tax-Free ETF (formerly SC Virginia Intermediate Tax-Free Fund)

*	Added upon completion of mutual fund to ETF reorganization, within the Sterling Capital Funds, anticipated to occur during Q1 2026.

**	Added upon completion of fund reorganization from Capitol Series Trust to Sterling Capital Funds, anticipated to occur during Q1 2026.

Contact:
Sterling Capital Management LLC
434 Fayetteville St. Suite 500
Raleigh, NC 27601
Email: tmmiller@sterlingcapital.com

2. Except as expressly modified or amended in this Amendment, all other terms and provisions of the Original Agreement shall remain in full force and effect. If there is a conflict between this Amendment and the Original Agreement, the terms of this Amendment shall prevail.

3. This Amendment shall be governed and enforced in accordance with the laws and judicial decisions of the State of North Carolina, notwithstanding the principles of conflicts of law. If any provision of this Amendment, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Amendment, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. In addition, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. The parties hereto consent to the jurisdiction of the North Carolina state and federal courts having jurisdiction over matters arising under this Amendment.

4. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date first above written.

FilePoint EDGAR Services, LLC		Sterling Capital Funds

By:	/s/ Manning Peeler	By:	/s/ Todd M. Miller
Name:	Manning Peeler	Name:	Todd M. Miller
Title:	General Counsel	Title:	Treasurer & Secretary